UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2011

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 3, 2011, Coach, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to four proposals.  A total of 252,323,689 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 20,572,265 broker non-votes with respect to this proposal.

Name	Votes For	Votes Withheld
Lew Frankfort	225,505,557	6,245,867
Susan Kropf	225,984,485	5,766,939
Gary Loveman	225,230,174	6,521,250
Ivan Menezes	226,336,582	5,414,842
Irene Miller	222,647,573	9,103,851
Michael Murphy	224,563,444	7,187,980
Jide Zeitlin	226,236,042	5,515,382

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
248,001,629	2,272,602	2,049,458	0

Proposal Number 3 – A non-binding advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
190,896,384	37,851,353	3,003,687	20,572,265

Proposal Number 4 – A non-binding advisory vote on the frequency of future advisory votes on executive compensation:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-votes
204,233,840	506,134	24,514,681	2,496,769	20,572,265

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that the Company will hold future advisory votes on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2011

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel and Secretary